SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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THE CASH MANAGEMENT TRUST OF AMERICA
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Proxy vote, new money market fund and FAQ

April 24, 2009

American Funds is undertaking several initiatives to address the unprecedented market conditions and provide fund shareholders with new investment options.

Learn more:

•	Proxy vote for money market funds [anchor link]
•	A new money market fund [anchor link]

Proxy vote for money market funds

Shareholders of three of our funds — The Cash Management Trust of America®, The U.S. Treasury Money Fund of AmericaSM, and The Tax-Exempt Money Fund of AmericaSM — will receive proxy materials in early May.

The Cash Management Trust of America and The U.S. Treasury Money Fund of America’s combined proxy statement/prospectus and ballot will request that shareholders approve the merger of the funds into American Funds Money Market FundSM. The Tax-Exempt Money Fund of America proxy statement and ballot will request shareholders approve the conversion of The Tax-Exempt Money Fund of America into a short-term, tax-exempt bond fund.

Votes may be submitted online <link to: www.proxy-direct.com> or by telephone at 866/241-6192 after shareholders receive their proxy ballot, using the proxy control number located on the ballot.

Shareholders are encouraged to participate in the proxy vote as soon as possible.

Information to keep in mind:

•	Every share in each fund is equal to one vote. However, shareholders need to vote each proxy card only once to have all shares counted.

•
If shareholders do not approve the merger proposal for The Cash Management Trust of America or The U.S. Treasury Money Fund of America or the conversion proposal for The Tax-Exempt Money Fund of America, the Board of Trustees of each fund will consider a number of options, including liquidation of the fund.

•	The Board of Trustees of each fund recommends approving the fund’s proposal(s).

•
American Funds Money Market Fund has the same investment adviser as The Cash Management Trust of America and The U.S. Treasury Money Fund of America. The investment adviser for The Tax-Exempt Money Fund of America will not change if the conversion proposal is approved.

•
American Funds Money Market Fund’s expense structure is comparable to that of The Cash Management Trust of America and The U.S. Treasury Money Fund of America. After the conversion, the new bond fund will have a similar cost structure to that of The Tax-Exempt Money Fund of America. However, consistent with other American Funds bond funds, after the conversion Class A shares of The Tax-Exempt Money Fund of America will be subject to an initial sales charge.

In addition to converting the fund into a short-term, tax-exempt bond fund, shareholders of The Tax-Exempt Money Fund of America are being asked to:

•	elect trustees of the fund

•	approve the reorganization of the fund from a Massachusetts business trust to a Delaware statutory trust

•	approve amendments to the fund’s fundamental investment policies to provide the fund’s investment managers more flexibility to react to market conditions

•	approve the elimination of certain of the fund’s fundamental investment policies

Shareholders may vote here or call 866/241-6192.
<link to: www.proxy-direct.com>

A new money market fund
As you may know, Capital Research and Management CompanySM (CRMC), the investment adviser to the American Funds, will introduce a new money market fund called American Funds Money Market Fund to investors on May 1.

The new fund combines the investment strategies of two of our existing money market funds — The Cash Management Trust of America and The U.S. Treasury Money Fund of America.

CRMC is currently reimbursing some expenses of The Cash Management Trust of America and The U.S. Treasury Money Fund of America with the goal of maintaining a $1.00 a share NAV. In the current low interest rate environment, CRMC will reimburse some expenses of the new fund. In addition, although the fund will have 12b-1 plans for certain share classes, it will not initially pay 12b-1 fees to financial advisers.

For more information about American Funds Money Market Fund, read these FAQs or call us at 800/421-9900, ext. 4.

It’s important to note that although money market funds seek to preserve the value of your investment at $1.00 a share, it is possible to lose money by investing in a money market fund. Investments are not FDIC-insured, nor are they deposits of or guaranteed by a bank or any other entity.

Shareholders of each fund are encouraged to read the applicable proxy statement when it becomes available as it contains important information regarding the proposed transactions.  Shareholders will be mailed a proxy statement and proxy ballot and may obtain the proxy statement, and other relevant documents, for free on the SEC’s website at sec.gov.  For The Cash Management Trust of America and The U.S. Treasury Money Fund of America, the proxy statement and other information may be found under the filings for American Funds Money Market Fund.  You may also request a complimentary copy of the proxy statement by calling American Funds Service Company at 800/421-0180 or writing to the secretary of the funds at 333 South Hope Street, Los Angeles, California, 90071.

This material is for financial advisers only. Investors should carefully consider the investment objectives, risks, charges and expenses of the American Funds. This and other important information is contained in the prospectuses, which can be obtained from your financial adviser and should be read carefully before investing.

Proxy vote, new money market fund and FAQ

April 24, 2009

On this page:

• The new fund (American Funds Money Market FundSM)
• The Cash Management Trust of America® and The U.S. Treasury Money Fund of AmericaSM
o The proposed merging of funds
o Potential shareholder concerns
o Check writing
o Service fee, expenses and sales charge
o Shareholder notification
o Impacts to retirement plans

• The Tax-Exempt Money Fund of AmericaSM o The proposed conversion o Potential shareholder concerns o The new tax-exempt bond fund o Check writing o Shareholder notification

View additional FAQ regarding the proxy vote.

The new fund (American Funds Money Market Fund)

1.	Q:How is the new fund different from The Cash Management Trust of America and The U.S. Treasury Money Fund of America?
A: The Cash Management Trust of America may invest substantially in money market instruments, such as commercial paper and bank obligations, as well as U.S. government securities, while The U.S. Treasury Money Fund of America invests for the most part in U.S. Treasury securities.

The new fund will have the flexibility to invest in U.S. Treasury securities and government-sponsored agencies to a significant extent. The new fund may also invest a portion of its portfolio in other high quality money market investments.

2.	Q: Will the new fund pay a dividend?
A: Yes, one of the fund’s goals is to provide income.

3.	Q: What will the minimum investment in the fund be?
A: The minimum initial investment will be the same as it is for The Cash Management Trust of America and The U.S. Treasury Money Fund of America — $1,000.

4.	Q: Why can’t I run a hypothetical illustration for the new fund using American Funds Hypotheticals®?
A: The fund must have at least five years of history in order to include it in an illustration using American Funds Hypotheticals.

The Cash Management Trust of America and The U.S. Treasury Money Fund of America

The proposed merging of funds

5.	Q: Why are you proposing to merge The Cash Management Trust of America and The U.S. Treasury Money Fund of America into the new American Funds Money Market Fund?
A: The new American Funds Money Market Fund is designed to balance interest and credit risk. We believe the new fund combines some of the investment strategies of The Cash Management Trust of America and The U.S. Treasury Money Fund of America. With its introduction we do not see the need to offer three taxable money market funds.

6.	Q: Will new shareholders be allowed to open accounts in The Cash Management Trust of America and The U.S. Treasury Money Fund of America prior to the merger?
A: No. The Cash Management Trust of America and The U.S. Treasury Money Fund of America will be closed to new investors and accounts on May 1, 2009.

7.	Q: Why are you closing The Cash Management Trust of America and The U.S. Treasury Money Fund of America to new investors?
A: With a shareholder vote to merge the two funds into American Funds Money Market Fund, we believe it appropriate that new shareholders invest in the new fund rather than open accounts that may be merged shortly thereafter.

8.	Q: Can shareholders with existing accounts in The Cash Management Trust of America or The U.S. Treasury Money Fund of America continue to make investments in these funds?
A: Yes. A current shareholder in The Cash Management Trust of America or The U.S. Treasury Money Fund of America can continue to invest in the funds until the merger is completed.

9.	Can shareholders move assets from The Cash Management Trust of America into American Funds Money Market Fund prior to the merger?
A: Assets can be moved into the new fund anytime after the fund is available to investors, which we expect to be May 1, 2009.

10.	Q: When will the merger of The Cash Management Trust of America and The U.S. Treasury Money Fund of America into the new American Funds Money Market Fund take place?
A: The merger will occur shortly after a majority of shareholders have approved the merger proposal. We expect the final votes to be counted by late June or early July.

11.	Q: What happens if the merger isn’t approved?
A: The Boards of Trustees of The Cash Management Trust of America and The U.S. Treasury Money Fund of America will consider other possibilities including the potential liquidation of the funds.

Potential shareholder concerns

12.	Q: Will shareholders have access to their money during the transition?
A: We expect investors to have access to their accounts during the transition.

13.	Q: Will automatic deposits or withdrawals carry over to the new fund?
A: Yes. All automatic investment and withdrawal programs will carry over to the new fund.

14.	Q: Will there be any tax consequences?
A: We expect the mergers to be tax-free exchanges and have no tax consequences for shareholders.

15.	Q: Will shareholders in American Funds Money Market Fund be covered by the U.S. Treasury Department’s Temporary Guarantee Program for Money Market Funds?
A: The merger does not affect shareholders’ coverage. Assets covered in The Cash Management Trust of America and The U.S. Treasury Money Fund of America will be covered in the new fund.

It is important to remember, however, that shareholders are only covered up to their account balance in The Cash Management Trust of America or The U.S. Treasury Money Fund of America as of September 19, 2008. Please also note that coverage under the money market fund guarantee program is set to expire on September 18, 2009.

16.	Q: Will shares of the existing money market funds retain their original investment date?
 A: If accounts are merged into American Funds Money Market Fund, they will retain their original investment date for aging purposes.

17.	Q: Will the merger of The Cash Management Trust of America into the new fund count as an investment strategy change under the investment guidelines for 529 accounts?
A: No. The merger will not constitute an investment strategy change for 529 accounts.

Check writing

18.	Q: Will shareholders be able to write checks on the new fund?
A: Yes. American Funds Money Market Fund will offer check-writing privileges. Investors can also redeem shares electronically.

19.	Q: Will checks written on The Cash Management Trust of America that have not cleared prior to the merger be honored by the new fund?
A: Yes. Checks written on The Cash Management Trust of America and The U.S. Treasury Money Fund of America accounts will automatically be honored after the merger is completed.

20.	Q: Can shareholders continue to use The Cash Management Trust of America and The U.S. Treasury Money Fund of America checks or will they have to order new checks?
A: Shareholders will need to order new checks. They can order new checks online or by calling 800/421-0180.

Service fee, expenses and sales charge

21.	Q: Will the American Funds Money Market Fund pay a 12b-1 fee to financial advisers?
A: The fund will have the ability to pay a 12b-1 fee but payments of the fee to financial advisers will be suspended when the fund is introduced.

22.	Q: Why is American Funds suspending the 12b-1 fee?
A: Capital Research and Management CompanySM (CRMC) is currently reimbursing some expenses of The Cash Management Trust and The U.S. Treasury Money Fund of America with the goal of maintaining a $1.00 a share NAV.

In the current low interest rate environment, CRMC will reimburse some expenses of the new fund. In addition, the fund initially will suspend payment of ongoing 12b-1 fees to advisers. The fund will have a 12b-1 plan, and future payment of 12b-1 fees to advisers will be contingent on the fund’s yield.

23.	Q: When will American Funds begin paying the 12b-1 fee?
A: We do not know how long the current low interest rate environment will last. Our goal is for the fund to pay a 12b-1 fee when short-term interest rates rise to more reasonable levels.

24.	Q: Will The Cash Management Trust of America and The U.S. Treasury Money Fund of America continue to make 12b-1 fee payments until the merger?
 A: Yes.

25.	Q: Will the expenses of the new fund be the same as the expenses in the old funds?
A: The estimated effective investment advisory fee for the new fund, after the merger, would be lower than the current investment advisory fee for The Cash Management Trust of America and The U.S. Treasury Money Fund of America. We anticipate that the total expense ratio of the new fund will be comparable to the total expense ratios for the old funds.

26.	Q: Will shareholders have to pay a sales charge to invest in the new fund?
A: There will be no initial sales charge to invest in the new fund. However, as with The Cash Management Trust of America and The U.S. Treasury Money Fund of America, a sales charge will be applied when assets are transferred into other funds.

Shareholder notification

27.	Q: How will shareholders be notified?
A: Quarterly statements mailed in early April will include information about the shareholder vote on the proposed merger of the funds. Additionally, a notification of the proposed mergers will be included in the proxy statements that will be mailed to all shareholders in The Cash Management Trust of America and The U.S. Treasury Money Fund of America in late April or early May.

28.	Q: Do shareholders have to do anything?
A: The mergers require shareholder approval. Shareholders will receive a combined proxy statement/prospectus in early May that will contain more information about the transactions. If the merger is approved, the change will not require further shareholder action.

29.	Q: Do advisers have to do anything?
A: Advisers can respond to client questions regarding the proposed mergers, but should not encourage shareholders to vote until after their clients have received the combined proxy statement/prospectus, which we expect to be in early May.

After proxy statements have been mailed to shareholders, advisers should notify their clients of the pending shareholder vote and urge them to cast their ballots. They do not need to make any changes to their clients’ accounts. If the vote is approved, shareholders’ assets will be moved into the new fund automatically.

Impacts to retirement plans

30.
Q: If The Cash Management Trust of America and The U.S. Treasury Money Fund of America are closed to new investors on May 1, what is the definition of “new investor” in the employer-sponsored retirement plan context?

A: In qualified plans such as 401(k)s, “new investor” is considered to be a new plan, that is, existing participants as well as new participants within a plan already offering The Cash Management Trust of America and/or The U.S. Treasury Money Fund of America would be allowed to continue to invest until the merger is completed.

In employer-sponsored IRA plans (SEPs, SIMPLEs, etc.) and 403(b)s (other than those in PlanPremier®, PlanPremier TPA® and Recordkeeper Direct® or any other plans where the sponsor designates investment options rather than vendors), a “new investor” would be any participant who does not currently have The Cash Management Trust of America and/or The U.S. Treasury Money Fund of America in his or her retirement plan account.

31.	Q: Will plans be able to use The Cash Management Trust of America and/or The U.S. Treasury Money Fund of America if sponsors already chose those options prior to May 1, 2009?
A: Plans in transition will be accommodated in The Cash Management Trust of America and/or The U.S. Treasury Money Fund of America for an interim period — for example if participant communications have already been generated (enrollment books, blackout notices) and/or accounts have already been established.

32.	Q: Will the new money market fund be registered on Teacher Retirement System of Texas and California School Employee Retirement websites?
A: American Funds Money Market Fund will be registered on both websites.

The Tax-Exempt Money Fund of America

The proposed conversion

33.	Q: Why are you converting The Tax-Exempt Money Fund of America into a tax-free short-term bond fund?
A: Current market conditions have made it challenging for The Tax-Exempt Money Fund to continue to operate as a money market fund. Converting the fund to a short-term tax-exempt bond fund gives the fund’s investment professionals the flexibility to respond to market changes and to invest in tax-exempt securities that have a longer maturity and may offer higher yields.

34.	Q: When will the conversion take place?
A: If the conversion is approved by shareholders, we anticipate the fund would convert in mid to late July 2009.

35.	Q: What happens if the conversion isn’t approved?
A: The fund’s Board of Trustees has said that it will consider other options, including the potential liquidation of the fund.

36.	Q: Do you plan to convert any other funds?
A: We have no plans to convert any other funds.

37.	Q: How will shares be converted?
A: The Tax-Exempt Money Fund of America shareholders will receive one share of the new fund for every 10 shares of The Tax-Exempt Money Fund of America. The converted fund will have an initial NAV of $10.00 per share. Importantly, unlike The Tax-Exempt Money Fund of America, after the conversion, the share price of the new short-term tax-exempt bond fund likely will fluctuate in value.

Potential shareholder concerns

38.	Q: Will there be any tax consequences?
A: We expect this to be an exchange of shares with no tax consequences.

39.	Q: Will shareholders have access to their money during the conversion?
A: We expect investors to have access to their accounts during the transition.

40.	Q: Can shareholders continue to make deposits/withdrawals before the conversion?
A: After May 1, 2009, The Tax-Exempt Money Fund of America will be closed to new investors and accounts. However, existing shareholders will continue to be able to make investments and withdrawals.

41.	Q: Will shareholders incur a sales charge?
A: There will be no sales charge incurred in connection with the conversion. Investments into the fund in Class A shares after the conversion may incur a sales charge of up to 2.50%, consistent with the sales charge on investments in Short-Term Bond Fund of AmericaSM.

42.	Q: Will automatic deposits or withdrawals carry over to the converted fund?
 A: Yes. Automatic investment or withdrawal programs will continue.

43.	Q: Can shareholders exchange into the new American Funds Money Market Fund instead of remaining with The Tax-Exempt Money Fund of America?
A: Yes. Shareholders can exchange into the new American Funds Money Market Fund at any time after the fund is available to investors, which we expect to be May 1, 2009.

The new tax-exempt bond fund

44.	Q: What is the proposed objective of the fund upon conversion?
A: The fund’s objective will be to provide tax-free income and preservation of capital.

45.	Q: Why won’t the fund maintain a stable NAV?
A: After the conversion, the fund will no longer be a money market fund. Only money market funds are managed to maintain a stable $1.00 NAV.

46.	Q: Will the conversion alter how much money shareholders have invested in the fund?
A: Shareholders will have the same amount of money in their accounts. Only the number of shares held in the account will be affected by the conversion.

47.	Q: Will the fund have a new name?
A: Yes. If the conversion is approved, the new fund will be called American Funds Short-Term Tax-Exempt Bond FundSM.

48.	Q: Will shareholders in the new fund be covered by the U.S. Treasury’s Temporary Guarantee Program for Money Market Funds?
A: No. The guarantee program extends only to money market funds. If the conversion is approved, the fund will no longer be a money market fund after the conversion.

49.	Q: Will the expenses of the new fund be the same as the expenses in the old fund?
A: The investment advisory fee schedule for the new fund will be the same as the old fund. We expect the overall expense ratio to be similar to that of the old fund.

50.	Q: In which share classes will the fund be available?
A: Consistent with other American Funds tax-exempt bond funds, the new fund will be available in Classes A, B, C, F-1 and F-2. Class B and C shares will be available by exchange only.

51.	Q: Will the new fund pay a service fee to advisers?
A: Yes. The fund will pay a 0.15% 12b-1 fee on Class A shares and the same 12b-1 fee for other share classes also offered by other American Funds.

Check writing

52.	Q: Will shareholders be able to write checks on the new fund?
A: The converted fund will not offer check writing privileges.

53.	Q: Will checks that have been written but have not cleared before the conversion be honored?
A: After the conversion, check writing will no longer be available. Checks that are in process will be honored.

Shareholder notification

54.	Q: How will shareholders be notified?
A: Quarterly statements mailed in early April will include notification about the shareholder vote on the proposed conversion. Additionally, an explanation of the proposed conversion will be included in the proxy statements that will be mailed to all shareholders in The Tax-Exempt Money Fund of America in late April or early May.

55.	Q: Do shareholders have to do anything?
A: The conversion requires shareholder approval. Shareholders will receive a proxy statement in early May that will contain more information about the conversion and other matters requiring shareholder approval. If the conversion is approved, the change will not require further shareholder action.

56.	Q: Do advisers have to do anything?
A: Advisers can respond to client questions regarding the proposed conversion, but should not encourage shareholders to vote until after their clients have received the proxy statement, which we expect to be in early May.

After proxy statements have been mailed to shareholders, advisers should notify their clients of the pending shareholder vote and urge them to cast their ballots. They do not need to make any changes to their clients’ accounts. If the vote is approved, shareholders’ assets will be converted automatically.

It’s important to note that although money market funds seek to preserve the value of your investment at $1.00 a share, it is possible to lose money by investing in a money market fund. Investments are not FDIC-insured, nor are they deposits of or guaranteed by a bank or any other entity.

Shareholders of each fund are encouraged to read the applicable proxy statement when it becomes available as it contains important information regarding the proposed transactions.  Shareholders will be mailed a proxy statement and proxy ballot and may obtain the proxy statement, and other relevant documents, for free on the SEC’s website at sec.gov. For The Cash Management Trust of America and The U.S. Treasury Money Fund of America, the proxy statement and other information may be found under the filings for American Funds Money Market Fund.  You may also request a complimentary copy of the proxy statement by calling American Funds Service Company at 800/421-0180 or writing to the secretary of the funds at 333 South Hope Street, Los Angeles, California, 90071.

This material is for financial advisers only. Investors should carefully consider the investment objectives, risks, charges and expenses of the American Funds. This and other important information is contained in the prospectuses, which can be obtained from your financial adviser and should be read carefully before investing.

Proxy vote, new money market fund and FAQ

April 24, 2009

American Funds shareholders will receive proxy materials in early May for The Cash Management Trust of AmericaSM, The U.S. Treasury Money Fund of AmericaSM and The Tax-Exempt Money Fund of AmericaSM.

The Cash Management Trust of America and The U.S. Treasury Money Fund of America’s combined proxy statement/prospectus and ballot will request that shareholders approve the merger of the funds into American Funds Money Market FundSM. The Tax-Exempt Money Fund of America proxy statement and ballot will request shareholders approve the conversion of The Tax-Exempt Money Fund of America into a short-term, tax-exempt bond fund.

FAQs regarding:

•	The proxy vote
•	Additional ballot measures for The Tax-Exempt Money Fund of America

View additional FAQs regarding upcoming changes to our money market funds.

The proxy vote

1.	Q: Why are my clients being asked to vote?
A: They were shareholders of The Cash Management Trust of America, The U.S. Treasury Money Fund of America and/or The Tax-Exempt Money Fund of America on April 17, 2009, the record date for each fund, and the proposals require shareholder approval.

2.	Q: What percentage of shareholders must vote for the merger in order for it to be approved?
A: For the merger proposal for The Cash Management Trust of America and The U.S. Treasury Money Fund of America, 50% of the outstanding shares of each fund must vote in favor of the measure in order for it to pass for that fund.

For The Tax-Exempt Money Fund of America’s conversion proposal and changes to the fund’s fundamental policies, a 1940 Act majority is required (this requires 50% of the outstanding shares of the fund to have voted, and a vote in favor of the proposal by the lesser of (1) 67% of shares voting and (2) 50% of the total outstanding shares of the fund).  For The Tax-Exempt Money Fund of America’s proposal to reorganize from a Massachusetts business trust to a Delaware statutory trust, a vote of 50% of the outstanding shares of the fund is required.

3.	Q: How do shareholders vote?
A: Shareholders can vote online, by phone, by mail or in person. We encourage shareholders to vote early online or by phone.

Shareholders can vote online [link to: www.proxy-direct.com] or by calling 866/241-6192. They will need to have the access number shown on the proxy cards they received in the mail.

To vote by mail, shareholders need to vote, sign and date the proxy card, and then return the proxy card in the postage-paid envelope.

4.	Q: Why is it important that shareholders vote?
A: It is very important that all shareholders cast their votes in order to have a sufficient number of votes at the June 15 shareholder meeting to approve the transaction. Lacking a sufficient number of votes on June 15, the meeting will be adjourned and voting will continue. This will increase expenses to the fund.

5.	Q: When will voting results be available?
A: We will make the results available on our shareholder website as soon as possible after the outcome is known.

Additional ballot measures for The Tax-Exempt Money Fund of America

The following FAQs discuss ballot measures in addition to the proposed conversion for The Tax-Exempt Money Fund of America. Learn more.

6.	Q: Why does the board want to change the fund to a Delaware statutory trust from a Massachusetts business trust?
A: There are many advantages of a Delaware statutory trust over a Massachusetts business trust, including flexibility to react to market conditions and certainty about the limitation of liability for shareholders.

7.	Q: Will the value of a shareholder’s investment change if the fund becomes a Delaware statutory trust?
A: The dollar value of the investment will be the same regardless of whether the fund is a Delaware statutory trust or a Massachusetts business trust. The reorganization will be completed by a 1 for 10 reverse stock split, so shareholders will have fewer shares after the reorganization. This is so the initial net asset value per share of the fund will be $10. While the value of the investment will be the same immediately after the reorganization, the value may fluctuate over time.

8.	Q: Will the investment manager be the same if the fund becomes a Delaware statutory trust?
A: Yes. Changing from a Massachusetts business trust to a Delaware statutory trust will not affect who manages the fund.

It’s important to note that although money market funds seek to preserve the value of your investment at $1.00 a share, it is possible to lose money by investing in a money market fund. Investments are not FDIC-insured, nor are they deposits of or guaranteed by a bank or any other entity.

Shareholders of each fund are encouraged to read the applicable proxy statement when it becomes available as it contains important information regarding the proposed transactions.  Shareholders will be mailed a proxy statement and proxy ballot and may obtain the proxy statement, and other relevant documents, for free on the SEC’s website at sec.gov. For The Cash Management Trust of America and The U.S. Treasury Money Fund of America, the proxy statement and other information may be found under the filings for American Funds Money Market Fund.  You may also request a complimentary copy of the proxy statement by calling American Funds Service Company at 800/421-0180 or writing to the secretary of the funds at 333 South Hope Street, Los Angeles, California, 90071.

This material is for financial advisers only. Investors should carefully consider the investment objectives, risks, charges and expenses of the American Funds. This and other important information is contained in the prospectuses, which can be obtained from your financial adviser and should be read carefully before investing.